As filed with the Securities and Exchange Commission on October 26, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMFORT SYSTEMS USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0526487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 400 Houston, Texas 77057	77057
(Address of Principal Executive Offices)	(Zip Code)

Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan

(FULL TITLE OF THE PLAN)

Brian E. Lane
President and Chief Executive Officer
Comfort Systems USA, Inc.
675 Bering Drive, Suite 400
Houston, Texas 77057
(Name and address of agent for service)

(713) 830-9600

(Telephone number, including area code, of agent for service)

with copies of communications to:

Trent McKenna, Esq.
 General Counsel
Comfort Systems USA, Inc.
675 Bering Drive, Suite 400
Houston, Texas 77057
(713) 830-9600
(713) 830-9696 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.01 per share	2,875,520	$36.18	(2)	$104,036,314	(2)	$12,952.52

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers an indeterminate number of shares of common stock, par value $0.01 per share (the “Common Stock”), of Comfort Systems USA, Inc. as may be issued to prevent dilution resulting from share splits, share dividends, or similar transactions.

(2)         The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on October 20, 2017 (within five (5) business days prior to filing this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan (the “Plan”). With respect to the Plan, the documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the introductory note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Comfort Systems USA, Inc., a Delaware company (the “Company”), hereby incorporates by reference into this registration statement (the “Registration Statement”) the following documents:

•                  the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 23, 2017;

•                  the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed on April 26, 2017, June 30, 2017, filed on July 27, 2017 and September 30, 2017, filed on October 26, 2017;

•                  the Company’s Current Reports on Form 8-K dated February 23, 2017 (solely with respect to Item 8.01 thereof and Exhibit 99.2 thereto), February 23, 2017 (solely with respect to Item 1.01 thereof and Exhibit 2.1 thereto), April 3, 2017 (solely with respect to Items 2.01 and 2.03 thereof and Exhibit 10.1 thereto), April 26, 2017 (solely with respect to Item 8.01 thereof and Exhibit 99.2 thereto), May 24, 2017 and July 27, 2017 (solely with respect to Item 8.01 thereof and Exhibit 99.2 thereto); and

•                  the description of the Company’s common stock, par value $.01 per share, contained in the Company’s Form 8-A, filed on May 19, 1997.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

The Company will provide, without charge, to each participant of the Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3. All such requests should be directed to Comfort Systems USA, Inc., 675 Bering Drive, Suite 400, Houston, Texas 77057, Attention: General Counsel, phone number (713) 830-9600.

The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether an employee or agent (who is not then a director or officer of the corporation) seeking indemnification has met the required standard of conduct may be made by any person or persons having authority to act on the matter. The determination as to whether a director or officer seeking indemnification has met the required standard will be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (or a committee thereof) (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

The Company’s Certificate of Incorporation and Bylaws requires the Company to indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL. In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION

Not Applicable.

ITEM 8. EXHIBITS

4.1                               Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24021), filed with the SEC on June 2, 1997).

4.2                               Certificate of Amendment dated May 21, 1998 of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 1999).

4.3                               Certificate of Amendment dated July 9, 2003 of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2004).

4.4                               Certificate of Amendment dated May 20, 2016 of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 20, 2016)

4.5                               Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2016).

4.6                               Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Appendix A of the Company’s Schedule 14A filed with the SEC on April 10, 2017).

5.1*                        Opinion of Ropes & Gray LLP.

23.1*                 Consent of Ernst & Young.

23.2*                 Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1*                 Power of Attorney (included on the signature page hereto).

* Filed herewith

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No .	Description
4.1

Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24021), filed with the SEC on June 2, 1997).

4.2	Certificate of Amendment dated May 21, 1998 of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 1999).

4.3	Certificate of Amendment dated July 9, 2003 of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2004).

4.4	Certificate of Amendment dated May 20, 2016 of the Company (incorporated by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed with the SEC on May 20, 2016)

4.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the SEC on March 25, 2016).

4.6	Comfort Systems USA, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to Appendix A of the Company’s Schedule 14A filed with the SEC on April 10, 2017).

5.1*	Opinion of Ropes & Gray LLP.

23.1*	Consent of Ernst & Young.

23.2*	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

* Filed herewith.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on October 26, 2017.

COMFORT SYSTEMS USA, INC.

By:	/s/ BRIAN E. LANE
Brian E. Lane
President and Chief Executive Officer

We, the undersigned directors and officers of Comfort Systems USA, Inc., constitute and appoint Brian E. Lane or Trent T. McKenna, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian E. Lane	President, Chief Executive Officer, and Director (Principal Executive Officer)	October 26, 2017
Brian E. Lane

/s/ William George	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 26, 2017
William George

/s/ Julie S. Shaeff	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 26, 2017
Julie S. Shaeff

/s/ Franklin Myers	Chairman of the Board	October 26, 2017
Franklin Myers

/s/ Darcy G. Anderson	Director	October 26, 2017
Darcy G. Anderson

/s/ Herman E. Bulls	Director	October 26, 2017
Herman E. Bulls

/s/ Alfred J. Giardinelli, Jr.	Director	October 26, 2017
Alfred J. Giardinelli, Jr.

/s/ Alan P. Krusi	Director	October 26, 2017
Alan P. Krusi

/s/ James H. Schultz	Director	October 26, 2017
James H. Schultz

/s/ Constance E. Skidmore	Director	October 26, 2017
Constance E. Skidmore

/s/ Vance W. Tang	Director	October 26, 2017
Vance W. Tang